UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Item 8.01 – Other Events.

On June 1, 2020, OraSure Technologies, Inc. issued a press release announcing the launch of a proposed public offering of its common stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OraSure Technologies, Inc.

Date: June 1, 2020	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Chief Compliance Officer